Exhibit 10.4

PROMISSORY NOTE

$2,880,000	Rio de Janeiro, Brazil

Date: March 26, 2008

FOR VALUE RECEIVED, ENGETECH, INC., a Turks and Caicos corporation (“Borrower”), unconditionally promises to pay to the order of TRANSAX INTERNATIONAL LIMITED, a Colorado corporation (“Lender”), the principal sum of $2,880,000 as provided below. Borrower further agrees as follows:

1.        Interest. Interest shall not accrue on the outstanding principal balance of this Promissory Note (“this Note”); provided, however, that, after the maturity hereof (whether as stated, by acceleration or otherwise), and, if Lender elects, while an Event of Default exists, interest shall accrue on such principal balance at a rate equal to 18 percent per annum or the highest lawful rate, whichever is lower. Interest shall be calculated on the basis of a 360-day year counting the actual number of days elapsed.

2.        Payments. Borrower shall pay to Lender $480,000 on March 31, 2008. Beginning on April 20, 2008, and continuing on the 20th day of each month thereafter, Borrower shall make to Lender 12 consecutive monthly payments of principal in the amount of $200,000, with the last payment being due March 20, 2009.

3.        Manner of Payments. All payments hereunder shall be made to Lender in lawful money of the United States of America and immediately available funds at Lender’s office at 5201 Blue Lagoon Drive, 8th Floor, Miami, FL 33126, Attention: CEO (or such other place as Lender may designate), without setoff, counterclaim or deduction of any kind. If a payment to be made hereunder is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

4.        Optional Prepayments. This Note may be prepaid in full or part at any time without penalty.

5.        Events of Default. Each and any of the following events or conditions shall constitute an Event of Default (as used herein, the term “Borrower Party” means and includes Borrower and Transax Limited, a Colorado corporation, and the term “Purchase Documents” shall mean the Stock Purchase and Option Agreement of even date between Lender and Borrower [the “Purchase Agreement”] and the Pledge Agreement, Escrow Agreement and License Agreement [as defined in the Purchase Agreement]):

(a)	Borrower’s failure to make within five days after the due date thereof any payment due under this Note;
(b)

Any Borrower Party’s failure to perform any material covenant or agreement contained in any Purchase Document to which it is a party (other than a failure covered by Section 5(a) above) and, if such failure is capable of being cured, the continuance of such failure for 15 days after notice from Lender;

(c)	A judgment, writ or garnishment or the like in excess of $100,000 or its equivalent is entered against any Borrower Party and not satisfied or bonded off within 30 days;
(d)	Any Borrower Party’s dissolution;
(e)

The institution of a bankruptcy, insolvency, reorganization or similar proceeding by or against any Borrower Party in any jurisdiction (and, in the case of one filed against a Borrower Party, such proceeding is not dismissed within 75 days after its filing), the appointment of a receiver for any Borrower Party’s business or a substantial part of its assets or an assignment for the benefit of any Borrower Party’s creditors;

(f)	An Event of Default as defined in either of the Pledge Agreements occurs; or
(g)	Any Purchase Document fails or ceases to be valid or binding on any of the Loan Parties that are or are intended to be parties to it or any Borrower Party so contends or asserts.

6.        Default Remedies. Upon and at any time after the occurrence of an Event of Default, this Note shall, at Lender’s option, become immediately due and payable in full, without presentment, demand or any notice (all of which are expressly waived by Borrower); provided that, upon the occurrence of an Event of Default described in clause (e) of Section 5, this Note and all interest hereon shall automatically be and become due and payable in full without presentment, demand or any notice. No failure by Lender to exercise such option upon the occurrence of any Event of Default shall affect its right to exercise it upon the subsequent occurrence of an Event of Default. Borrower shall pay Lender, on demand, all costs and expenses (including reasonable counsel fees and expenses, including those at the appellate level and in bankruptcy proceedings) in connection with the enforcement of this Note, whether suit be brought or not.

7.        Certain Waivers. Presentment, notice of intent to accelerate, notice of dishonor, protest and all other notices are hereby waived by Borrower and all sureties, guarantors and endorsers hereof. Each such party hereby agrees to all modifications, renewals, and any number of extensions of time for payment of, this Note, release of other persons or entities obligated under this Note or any guaranty hereof and release of any security for this Note, all without notice, and that any such activities shall not release any of such parties not expressly released in writing. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

8.        Notices. Any notice or demand given by Lender to Borrower hereunder may be given in the manner set forth in the provision of the Purchase Agreement captioned “Notices.”

9.        Binding Effect. This Note shall be binding upon any successor or assign of Borrower. Lender’s rights hereunder shall inure to the benefit of any successor or assign of Lender.

10.      Definition of Business Day. As used herein, the term “Business Day” means any day other than a Saturday, a Sunday or a holiday on which most banks in Miami-Dade County, Florida are closed for general commercial business.

11.      Representations and Warranties. Borrower represents and warrants to Lender that: (a) Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (b) Borrower has full power, authority and legal right to execute, deliver and perform this Note, and there have occurred all member or other legal actions (and there have been made or obtained any filings and authorizations by governmental or regulatory authorities) that are necessary to authorize the execution, delivery and performance hereof; (c) this Note is valid and binding upon Borrower and enforceable against it in accordance with its terms; and (d) the execution, delivery and performance hereof by Borrower do not violate any of Borrower’s organizational documents, any law or regulation, any judgment, order or decree of any court, arbitrator or governmental authority, or any agreement of any nature whatsoever that is binding upon Borrower.

12.      Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to any conflict-of-laws rule or principle that would give effect to the laws of another jurisdiction, except that, if Federal law allows a higher rate of interest to be charged on this Note than does Florida law, Federal law shall govern the maximum rate of interest that may be charged on this Note.

13.      Miscellaneous. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. If any provision hereof is capable of more than one interpretation, it shall be interpreted, if possible, so as to render it enforceable. In order to be effective, any addition hereto or any modification or waiver of any provision or provisions hereof must be expressly consented to by Lender in writing. As used in this Note, “it” and “its” include the masculine and feminine genders if appropriate. If this Note is signed by two or more persons or entities, each of such persons or entities shall be jointly and severally liable for Borrower’s obligations under it, the release of one or more such persons or entities shall not affect the obligations and liabilities of the others, the term “Borrower” shall mean all such persons or entities. “Hereof”, “hereunder”, “herein” and words of similar import refer to this Note as a whole and not just the paragraph in which they appear. The indemnity obligations herein shall survive repayment of the principal hereof and interest hereon and the cancellation hereof. No delay or omission by Lender in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or remedy. The capitalized terms defined at the head of this Note are used herein as so defined. Buyer shall pay any and all documentary stamp taxes due with respect to this Note.

14.      Consent to Jurisdiction. Borrower hereby irrevocably agrees that any action or proceeding relating hereto that is brought by Borrower shall be tried by the courts of the State of Florida sitting in or for Miami-Dade County, Florida or the United States district courts sitting in or for such county. Borrower hereby irrevocably submits, in any such action or proceeding that is brought by Lender, to the non-exclusive jurisdiction of the State or Federal courts sitting in or for Miami Dade County, Florida, and irrevocably waives the defense of an inconvenient forum with respect to any such action or proceeding.

15.      Waiver of Jury Trial. BORROWER AND (BY ACCEPTANCE HEREOF) LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING BUT NOT LIMITED TO ANY CLAIMS, CROSS CLAIMS OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE. BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER OR LENDER’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 15 HAVE BEEN A MATERIAL INDUCEMENT TO LENDER TO MAKE THE LOAN(S) EVIDENCED BY THIS NOTE.

IN WITNESS WHEREOF, Borrower has executed this Note on the date set forth at the head of it.

ENGETECH, INC.

By:      “Americo de Castro”

Name: Americo de Castro

Title:   President